Exhibit 1.1

                                                                EXECUTION COPY


                                 $357,522,000

                         MMCA AUTO OWNER TRUST 2002-5

               $36,300,000 1.4100% CLASS A-1 ASSET BACKED NOTES
            $110,000,000 FLOATING RATE CLASS A-2 ASSET BACKED NOTES $89,000,000 FLOATING RATE CLASS A-3 ASSET BACKED NOTES $80,575,000 FLOATING RATE CLASS A-4 ASSET BACKED NOTES
             $17,271,000 FLOATING RATE CLASS B ASSET BACKED NOTES $24,376,000 FLOATING RATE CLASS C ASSET BACKED NOTES

                        MMCA AUTO RECEIVABLES TRUST II

                            UNDERWRITING AGREEMENT

                                                             December 10, 2002

Morgan Stanley & Co. Incorporated
  as Representative of the several Underwriters
1585 Broadway
New York, New York  10036

Dear Sirs:

         1. Introductory. MMCA Auto Receivables Trust II (the "Seller"), a Delaware statutory trust established pursuant to an amended and restated trust agreement, dated as of July 29, 2002 (the "MART Trust Agreement"), between Mitsubishi Motors Credit of America, Inc. ("MMCA") and Chase Manhattan Bank USA, N.A., as trustee (the "MART Trustee"), proposes, subject to the terms and conditions stated herein, to cause MMCA Auto Owner Trust 2002-5 (the "Trust") to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters"), acting severally and not jointly, for whom Morgan Stanley & Co. Incorporated is acting as representative (the "Representative"), $36,300,000 aggregate principal amount of 1.4100% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $110,000,000 aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $89,000,000 aggregate principal amount of Floating Rate Class A-3 Asset Backed Notes (the "Class A-3 Notes"), $80,575,000 aggregate principal amount of Floating Rate Class A-4 Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $17,271,000 aggregate principal amount of Floating Rate Class B Asset Backed Notes (the "Class B Notes") and $24,376,000 aggregate principal amount of Floating Rate Class C Asset Backed Notes (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Notes"). The Notes will be issued pursuant to the indenture, dated as of December 1, 2002 (the "Indenture"), between the Trust and Bank of Tokyo-Mitsubishi Trust Company, as trustee (the "Indenture Trustee"), and will represent indebtedness of the Trust.

         Concurrently with the issuance and sale of the Notes as contemplated herein, the Trust will issue $48,753,752.33 aggregate principal amount of certificates (the "Certificates"), each representing an interest in the property of the Trust (the "Trust Property"). The Seller will retain the Certificates. The Certificates will be issued pursuant to the amended and restated trust agreement, dated as of December 1, 2002 (the "Trust Agreement"), between the Seller and Wilmington Trust Company, as trustee (the "Owner Trustee"). The Certificates will be subordinated to the Notes. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture, the purchase agreement, dated as of December 1, 2002 (the "Purchase Agreement"), between MMCA and the Seller, or the sale and servicing agreement, dated as of December 1, 2002 (the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer (as defined below), as the case may be.

         The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and sport-utility vehicles to be conveyed to the Trust on the Closing Date (as such term is defined in Section 3) (the "Receivables") and
(ii) with respect to (a) Actuarial Receivables, certain monies due thereunder on or after the Cutoff Date and (b) Simple Interest Receivables, certain monies due or received thereunder on or after the Cutoff Date. The Receivables will be sold to the Trust by the Seller and will be serviced for the Trust by MMCA (in such capacity, the "Servicer"). The term "Basic Documents" means (i) the Indenture; (ii) the Trust Agreement; (iii) the first tier assignment, dated as of December 1, 2002 (the "First Tier Assignment"), as executed by MMCA; (iv) the Purchase Agreement; (v) the Sale and Servicing Agreement; (vi) the certificate of trust, filed September 10, 2002 (the "Certificate of Trust"), with the Secretary of State of the State of Delaware; (vii) the administration agreement, dated as of December 1, 2002 (the "Administration Agreement"), among MMCA, as administrator (the "Administrator"), the Trust and the Indenture Trustee; (viii) the note depository agreement, dated as of the Closing Date (the "Note Depository Agreement"), among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company ("DTC"); (ix) the yield supplement agreement, dated as of December 16, 2002 (the "Yield Supplement Agreement"), between the Seller and MMCA; (x) the control agreement, dated as of December 1, 2002 (the "Control Agreement"), among the Seller, the Trust, the Servicer, the Indenture Trustee and Bank of Tokyo-Mitsubishi Trust Company, as securities intermediary; and (xi) the ISDA Master Agreement, including the schedule and confirmation relating to each of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, each dated December 18, 2002 (collectively, the "Interest Rate Swap Agreement"), between the Trust and Morgan Stanley Capital Services Inc., as swap counterparty (the "Swap Counterparty"). The Seller hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, the several Underwriters that:

         (a) A registration statement on Form S-1 (No. 333-99539) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Seller does not propose to amend the registration statement and if any post-effective amendment to the registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent post-effective amendment has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act ("Rule 462(c)"). For purposes of this Agreement, "Effective Time" means (i) if the Seller has advised the Representative that it does not propose to amend the registration statement, the date and time as of which the registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (ii) if the Seller has advised the Representative that it proposes to file an amendment or post-effective amendment to the registration statement, the date and time as of which the registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. The registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act ("Rule 430A(b)"), is hereinafter referred to as the "Registration Statement". The form of prospectus relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)") or, if no such filing is required, as included in the Registration Statement at the Effective Time, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

         (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement and on the Closing Date, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, (ii) on the date of this Agreement and on the Closing Date, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) no additional registration statement related to the Notes pursuant to Rule 462(b) under the Act has been or will be filed. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Seller by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

         (c) The Seller has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. ss. 3801 et. seq. (the "Delaware Trust Act"), with power and authority to own its properties and conduct its business as described in the Prospectus, and the Seller is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

         (d) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Seller or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Certificates and the sale by the Seller of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Seller's, the Trust's and the Indenture Trustee's interest in the Receivables, which financing statements will be filed in the appropriate offices within ten days of the Closing Date.

         (e) The Seller is not in violation of the MART Trust Agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents, and the issuance of the Notes and the Certificates and the sale by the Seller of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Seller or any of its properties, or any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller or any such subsidiary is subject, or the MART Trust Agreement or other organizational documents of the Seller, and the Seller has full power and authority to authorize and issue the Notes and the Certificates and to sell the Notes as contemplated by this Agreement, the Indenture and the Trust Agreement, to enter into this Agreement and the Basic Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

         (f) On the Closing Date, the Seller will have directed the Owner Trustee to authenticate and execute the Certificates and, when executed, authenticated, delivered and paid for pursuant to the Sale and Servicing Agreement and the Trust Agreement, the Certificates will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Trust Agreement and enforceable in accordance with their terms.

         (g) On the Closing Date, the Seller will have directed the Owner Trustee to execute the Notes and directed the Indenture Trustee to authenticate and deliver the Notes and, when executed, authenticated, delivered and paid for pursuant to the Indenture and this Agreement, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Indenture and enforceable in accordance with its terms.

         (h) The Seller possesses adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Seller, would individually or in the aggregate have a material adverse effect on the Seller.

         (i) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Seller or any of its properties that, if determined adversely to the Seller, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Seller, or would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to the Seller's knowledge, contemplated.

         (j) As of the Closing Date, the representations and warranties of the Seller contained in the Basic Documents will be true and correct.

         (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Seller, other than those in the ordinary course of business, which are material with respect to the Seller.

         (l) Each of the Basic Documents to which the Seller is a party has been duly authorized by the Seller and, when duly executed and delivered by the Seller and the other parties thereto, will constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (m) This Agreement has been duly authorized, executed and delivered by the Seller.

         (n) The Seller has authorized the conveyance of the Receivables to the Trust, and, as of the Closing Date, the Seller has directed the Trust to execute and issue the Notes and the Certificates and to sell the Notes.

         (o) The Seller's assignment and delivery of the Receivables to the Trust on the Closing Date will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (p) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance except for any tax lien, mechanics' lien or other lien or encumbrance that attaches by operation of law.

         (q) The Computer Tape of the Receivables created as of the Closing Date and made available to the Representative by the Servicer are or will be, as applicable, complete and accurate as of the date thereof and include or will include, as applicable, an identifying description of the Receivables that are listed on Schedule A to the Sale and Servicing Agreement.

         (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Seller at or prior to the Closing Date to the extent then due.

         (s) The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor.

         (t) The Seller is not and, after giving effect to the issuance of the Notes and Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the respective principal amounts of each Class of Notes set forth opposite the names of the Underwriters in Schedule A hereto at a purchase price of, in the case of the (i) Class A-1 Notes, 99.900000% of the principal amount thereof; (ii) Class A-2 Notes, 99.870000% of the principal amount thereof; (iii) Class A-3 Notes, 99.840000% of the principal amount thereof; (iv) Class A-4 Notes, 99.770000% of the principal amount thereof; (v) Class B Notes, 99.670000% of the principal amount thereof; and (vi) Class C Notes, 99.550000% of the principal amount thereof.

         The Seller will deliver against payment of the purchase price therefor, the Notes of each Class in the form of one or more permanent global securities in definitive form (the "Global Notes") deposited with the Indenture Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Representative by the Seller at a bank acceptable to the Representative, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., New York time, on December 18, 2002, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date", against delivery to the Indenture Trustee as custodian for DTC of the Global Notes representing the Notes. The Global Notes will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

         The Seller will deliver the Certificates to the above office of Skadden, Arps, Slate, Meagher & Flom LLP on the Closing Date. The certificate for the Certificates so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Seller and will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto have agreed that the Closing Date will be not later than December 18, 2002, unless otherwise agreed to as described above.

         4. Offering by Underwriters.

         It is understood that the several Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         Each Underwriter severally agrees that (i) it has not offered or sold, and prior to the date that is six months after the date of issue of the notes will not offer or sell, any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which
Section 21(1) of the FSMA does not apply to the Trust; and (iii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

         5. Certain Agreements of the Seller. The Seller agrees with the several Underwriters:

         (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Seller will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus, or the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Representative's consent; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment of or supplement to the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Seller will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative's prior review and consent pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

         (e) The Seller will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus and, so long as delivery of a prospectus relating to the Notes is required under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time. All other such documents shall be so furnished as soon as available. The Seller will pay the expenses of printing and distributing to the Underwriters all such documents.

         (f) The Seller will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes.

         (g) For a period from the date of this Agreement until the retirement of the Notes (i) the Seller will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to
Section 3.9 of the Indenture and Sections 3.9 and 3.10 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to Section 3.11 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the Indenture, the Trust Agreement, the Sale and Servicing Agreement or the other Basic Documents.

         (h) So long as any Note is outstanding, the Seller will furnish to the Representative by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Seller to Noteholders, (ii) all documents filed, or caused to be filed, by the Seller with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information in the possession of the Seller concerning the Trust as the Representative from time to time may reasonably request.

         (i) The Seller will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the Seller's officers and employees and any other expenses of the Seller in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

         (j) To the extent, if any, that the ratings provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch Ratings ("Fitch" and, together with Moody's and Standard & Poor's, the "Rating Agencies") is conditional upon the furnishing of documents or the taking of any other action by the Seller, the Seller shall furnish such documents and take any such other action.

         (k) On or before the Closing Date, the Seller shall cause the computer records of the Seller and MMCA relating to the Receivables to be conveyed to the Trust to be marked to show the Trust's absolute ownership of the Receivables and from and after the Closing Date neither the Seller nor MMCA shall take any action inconsistent with the Trust's ownership of such Receivables other than as permitted by the Sale and Servicing Agreement.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of the Seller's officers made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

         (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures (i) as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, MMCA and the Seller) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, MMCA and the Seller, excluding any questions of legal interpretation, and (ii) with respect to the Receivables.

         (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to the Closing Date, no stop order or other order of the Commission suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representative, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations or retail motor vehicle financing business or sport-utility vehicle financing business of the Trust, the Seller, Mitsubishi Motor Sales of America, Inc., Mitsubishi Motors Corporation or MMCA which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of each Class of Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of Notes on the terms and in the manner contemplated in the Prospectus; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;
(iii) any banking moratorium declared by Federal, California or New York authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States; or (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency or any material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States) such that, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity, emergency or material adverse change makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of Notes on the terms and in the manner contemplated in the Prospectus.

         (d) The Representative shall have received an opinion of (A) Carol J. Moore, Esq., Director of Legal Affairs of the Seller and MMCA, (B) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Seller and MMCA, and (C) Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, in each case dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters and, in the aggregate, to the effect that:

         (i) the Seller has been duly formed and is validly existing as a statutory trust under the Delaware Trust Act, with full power and authority to own its properties and conduct its business as described in the Prospectus; the Seller is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and the Seller has full power and authority under the Delaware Trust Act and under the MART Trust Agreement to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party, to direct the Indenture Trustee and the Owner Trustee to execute the Notes and the Certificates, respectively, and to consummate the transactions contemplated hereby and thereby and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables;

         (ii) MMCA has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; MMCA is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and MMCA has full power and authority to enter into and perform its obligations under the note indemnification agreement, dated December 10, 2002 (the "Note Indemnification Agreement"), between MMCA and the Representative, and the Basic Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables;

         (iii) each of the direction by the Seller to the Owner Trustee to execute the Notes and the direction by the Seller to the Indenture Trustee to authenticate and deliver the Notes has been duly authorized by the Seller and, when the Notes have been duly executed by the Owner Trustee and, when authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be duly and validly issued and outstanding, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms;

         (iv) the direction by the Seller to the Owner Trustee to authenticate and execute the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the terms of the Trust Agreement and the Certificates have been delivered to and paid for by the Seller pursuant to the Sale and Servicing Agreement and the Trust Agreement, the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

         (v) the Note Indemnification Agreement and each Basic Document to which MMCA is a party has been duly authorized, executed and delivered by MMCA;

         (vi) no consent, approval, authorization or order of, or filing with any governmental agency or body or any court is required for the execution, delivery and performance by the Seller of this Agreement and the Basic Documents to which it is a party, for the execution, delivery and performance by MMCA of the Note Indemnification Agreement and the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement, the Basic Documents or the Note Indemnification Agreement, except for (i) the filing of UCC financing statements in Delaware with respect to the transfer of the Receivables to the Seller pursuant to the Purchase Agreement (the "Seller Financing Statement") and the transfer of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement (the "Trust Financing Statement") and the filing of a UCC financing statement in Delaware with respect to the grant by the Trust of a security interest in the Trust Property to the Indenture Trustee pursuant to the Indenture (the "Indenture Financing Statement"), which financing statements will be filed in the appropriate offices within ten days of the Closing Date; (ii) such as have been obtained and made under the Act; and (iii) such as may be required under state securities laws;

         (vii) the execution, delivery and performance by the Seller of this Agreement and the Basic Documents to which it is a party, the execution, delivery and performance by MMCA of the Note Indemnification Agreement and the Basic Documents to which it is a party and the consummation of any other of the transactions contemplated herein, in the Note Indemnification Agreement or the Basic Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of MMCA or the Seller pursuant to the terms of the Certificate of Incorporation or the By-Laws of MMCA or the documents of organization of the Seller, or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over MMCA or the Seller or their respective properties, or any agreement or instrument known to such counsel after due investigation to which MMCA or the Seller is a party or by which MMCA or the Seller or any of their respective properties is bound;

         (viii) such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

         (ix) there are no actions, proceedings or investigations pending to which the Seller or MMCA is a party or, to the best knowledge of such counsel, after due inquiry, threatened before any court, administrative agency or other tribunal having jurisdiction over MMCA or the Seller, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, the Note Indemnification Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (iv) which might materially and adversely affect the performance by the Seller or MMCA of its obligations under, or the validity or enforceability of, this Agreement, the
Note Indemnification Agreement, any Basic Document, the Notes or the Certificates or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES";

         (x) the statements in the Registration Statement under the heading "SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES", to the extent they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects;

         (xi) each of MMCA and the Seller has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by MMCA, the Seller, the Trust, the Owner Trustee or the Indenture Trustee;

         (xii) this Agreement and each Basic Document to which the Seller is a party has been duly authorized, executed and delivered by the Seller;

         (xiii) such counsel is familiar with MMCA's standard operating procedures relating to MMCA's acquisition of a perfected first priority security interest in the vehicles financed by MMCA pursuant to retail installment sale contracts in the ordinary course of MMCA's business; assuming that MMCA's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that MMCA has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), MMCA has acquired or will acquire a perfected first priority security interest in the Financed Vehicles; and

         (xiv) immediately prior to the sale of the Receivables by MMCA to the Seller pursuant to the Purchase Agreement and the First Tier Assignment, MMCA was the sole owner of all right, title and interest in, to and under the Receivables and the other property to be transferred by it to the Seller; immediately prior to the sale of the Receivables by the Seller to the Trust pursuant to the Sale and Servicing Agreement, the Seller was the sole owner of all right, title and interest in, to and under the Receivables and the other property to be sold by it to the Trust.

         (e) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Seller and MMCA, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the provisions of the Sale and Servicing Agreement are effective to create, in favor of the Owner Trustee, a valid security interest (as such term is defined in Section 1-201 of the UCC as in effect in the State of New York (the "New York UCC")) in the Seller's rights in the Receivables and proceeds thereof, which security interest, if characterized as a transfer for security, will secure payment of the Notes;

         (ii) the provisions of the Sale and Servicing Agreement are sufficient to constitute authorization by the Seller of the filing of the Trust Financing Statement for purposes of Section 9-509 of the UCC as in effect in the State of Delaware (the "Delaware UCC");

         (iii) the Trust Financing Statement includes all of the types of information required by Sections 9-502(a) and 9-516 of the Delaware UCC in order for the Trust Financing Statement to be in appropriate form for filing in the relevant filing office under the Delaware UCC;

         (iv) under the Delaware UCC, upon the later of the attachment of the security interest and the filing of the Trust Financing Statement in the relevant filing office under the Delaware UCC, the security interest in favor of the Owner Trustee in the Receivables and proceeds thereof will be perfected in the Seller's rights in the Receivables and proceeds thereof;

         (v) the provisions of the Indenture are effective to create, in favor of the Indenture Trustee, a valid security interest (as such term is defined in Section 1-201 of the Relevant UCC) in the Receivables and proceeds thereof to secure payment of the Notes;

         (vi) the provisions of the Indenture are sufficient to constitute authorization by the Trust of the filing of the Indenture Financing Statement for purposes of Section 9-509 of the Delaware UCC;

         (vii) the Indenture Financing Statement includes all of the types of information required by Sections 9-502(a) and 9-516 of the Delaware UCC in order for the Indenture Financing Statement to be in appropriate form for filing in the relevant filing office under the Delaware UCC;

         (viii) under the Delaware UCC, upon the later of the attachment of the security interest and the filing of the Indenture Financing Statement in the relevant filing office under the Delaware UCC, the security interest in favor of the Indenture Trustee for the benefit of the holders of the Notes will be perfected in the Trust's rights in the Receivables and proceeds thereof;

         (ix) based on reviews of the organizational documents of the Seller and the Trust, both the Seller and the Trust are "registered organizations" under the Delaware UCC;

         (x) assuming that each of the direction by the Seller to the Owner Trustee to execute the Notes and the direction by the Seller to the Indenture Trustee to authenticate and deliver the Notes has been duly authorized by the Seller, when the Notes have been duly executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

         (xi) assuming that the direction by the Seller to the Owner Trustee to execute, authenticate and deliver the Certificates has been duly authorized by the Seller, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the terms of the Trust Agreement and the Certificates have been delivered to and paid for by the Seller pursuant to the Sale and Servicing Agreement and the Trust Agreement, the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

         (xii) the statements in the Prospectus under the heading "SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES", to the extent they constitute matters of law or legal conclusions, are correct in all material respects;

         (xiii) the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

         (xiv) the Indenture has been duly qualified under the Trust Indenture Act;

         (xv) no authorization, approval or consent of any court or governmental agency or authority is necessary under the Federal law of the United States or the laws of the State of New York in connection with the execution, delivery and performance by the Seller of this Agreement and the Basic Documents to which it is a party, the execution, delivery and performance by MMCA of the Note Indemnification Agreement and the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement, the Note Indemnification Agreement or the Basic Documents, except such as may be required under state securities laws and such as have been obtained and made under the Act;

         (xvi) the Registration Statement was declared effective under the Act as of the date specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereof, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to the best knowledge of such counsel, such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

         (xvii) each Basic Document to which the Seller, MMCA or the Trust is a party constitutes the legal, valid and binding agreement of the Seller, MMCA or the Trust, as the case may be (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

         (xviii) assuming due authorization, execution and delivery by the Indenture Trustee and the Owner Trustee, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

         (xix) assuming due authorization, execution and delivery by the Swap Counterparty, the Interest Rate Swap Agreement constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

         (xx) neither the Trust nor the Seller is and, after giving effect to the issuance of the Notes and the Certificates and the sale of the Notes and the application of the proceeds thereof, as described in the Prospectus, neither the Trust nor the Seller will be, an "investment company", as such term is defined in the Investment Company Act; and

         (xxi) the Notes, the Certificates and each Basic Document conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

         (f) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for federal income tax purposes (i) the Notes will be characterized as indebtedness of the Trust,
(ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus under the headings "SUMMARY OF TERMS--Tax Status", "FEDERAL INCOME TAX CONSEQUENCES" and "STATE TAX CONSEQUENCES" to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         (g) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that (i) for California and Delaware state franchise and income tax purposes (A) the Notes will be treated as indebtedness, (B) the Trust will not be subject to franchise or income taxes at the entity level and (C) Noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a Noteholder's ownership of a Note and (ii) the statements set forth in the Prospectus under the headings "SUMMARY OF TERMS--Tax Status" and "STATE TAX CONSEQUENCES", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         (h) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that (i) the statements set forth in the Prospectus under the headings "SUMMARY OF TERMS--ERISA Considerations", "SUMMARY OF TERMS--Eligibility of Notes for Purchase by Money Market Funds", "TERMS OF THE NOTES--Terms of the Indenture" (last sentence of the last paragraph under "Events of Default Under the Indenture" and first sentence of the second paragraph under "Remedies Following an Event of Default under the Indenture" only), "SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES" and "ERISA CONSIDERATIONS", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         (i) The Representative shall have received an opinion from each of
(i) Severson & Werson, special California, (ii) McGinnis, Lochridge & Kilgore, L.L.P., special Texas and (iii) Ruden, McClosky, Smith, Schuster & Russell, P.A., special Florida counsel, respectively, to the Seller and MMCA, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that upon consummation of the transactions contemplated by the Basic Documents, the Trust had a perfected security interest in the Financial Vehicles financed under Receivables originated in the relevant jurisdiction.

         (j) The Representative shall have received an opinion from counsel to the Swap Counterparty, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that the Interest Rate Swap Agreement has been duly authorized, executed and delivered by the Swap Counterparty and (assuming the due authorization, execution and delivery by the Trust) constitutes a valid and binding agreement of the Swap Counterparty, enforceable against the Swap Counterparty in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (k) The Representative shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, an opinion, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Seller shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

         (l) The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice President and a principal financial or accounting officer, or equivalent officer or officers, of each of the Seller and MMCA in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Seller in this Agreement and of MMCA in the Note Indemnification Agreement are true and correct, as applicable; the Seller or MMCA, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; the representations and warranties of the Seller or MMCA, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements; the Seller or MMCA, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Seller or MMCA or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (m) The Representative shall have received an opinion of Emmet, Marvin & Martin LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Indenture Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York;

         (ii) the Indenture Trustee has the full corporate trust power to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement;

         (iii) the execution and delivery of the Indenture, the Control Agreement and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered on behalf of the Indenture Trustee;

         (iv) the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York and the Federal law of the United States;

         (v) the execution and delivery by the Indenture Trustee of the Indenture, the Control Agreement and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any New York or United States federal governmental authority, other than the qualification of the Indenture Trustee under the Trust Indenture Act;

         (vi) each of the Notes has been duly authenticated and delivered by the Indenture Trustee;

         (vii) neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Control Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, By-laws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries;

         (viii) to such counsel's knowledge there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement, the Control Agreement or the Administration Agreement; and

         (ix) the execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture, the Control Agreement and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising with respect to the Indenture Trustee that are unrelated to the transactions contemplated in such agreements.

         (n) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware;

         (ii) the Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the other Basic Documents to which it is a party and has duly authorized, executed and delivered such Basic Documents and such Basic Documents constitute the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with their terms, except that certain of such obligations may be enforceable solely against the Trust Property (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the Certificates have been duly executed, authenticated and delivered by the Owner Trustee as trustee and authenticating agent; each of the Notes has been duly executed by the Owner Trustee, on behalf of the Trust;

         (iv) the execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under the Articles of Association or By-laws of the Owner Trustee; and

         (v) the execution, delivery and performance by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

         (o) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

         (i) the Trust has been duly formed and is validly existing as a statutory trust under the Delaware Trust Act;

         (ii) the Trust has the power and authority under the Delaware Trust Act and the Trust Agreement, and the Trust Agreement authorizes the Owner Trustee, to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement, the Control Agreement, the Interest Rate Swap Agreement, the Notes and the Certificates;

         (iii) to the extent that Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Receivables has been duly created and has attached, upon the filing of the Indenture Financing Statement with the Secretary of State of the State of Delaware the Indenture Trustee will have a perfected security interest in the Trust's rights in such Receivables and the proceeds thereof, and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests underss.9-324 of the Delaware UCC and temporarily perfected security interests in proceeds underss. 9-315 of the Delaware UCC;

         (iv) no re-filing or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals;

         (v) assuming that the Notes have been duly executed by the Owner Trustee on behalf of the Trust, and assuming that the Notes have been duly authenticated by the Indenture Trustee, when the Notes have been delivered in accordance with the Indenture, the Notes will be validly issued and entitled to the benefits of the Indenture;

         (vi) assuming that the Certificates have been duly authorized, executed and authenticated by the Owner Trustee on behalf of the Trust, when the Certificates have been issued and delivered in accordance with the instructions of the Seller, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement; and

         (vii) under 12 Del. C. ss. 3805(b), no creditor of any Certificateholder (including creditors of the Seller in its capacity as Certificateholder) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

         (p) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Receivables by MMCA to the Seller and from the Seller to the Trust and
(ii) to the effect that should MMCA become the debtor in a case under the Bankruptcy Code, and the Seller would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising its judgment after full consideration of all relevant factors, would not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Seller with those of MMCA and such opinion shall be in substantially the form previously discussed with the Representative and counsel for the Underwriters and in any event satisfactory in form and in substance to the Representative and counsel for the Underwriters.

         (q) The Representative shall have received evidence satisfactory to it and counsel for the Underwriters that, within ten days of the Closing Date, UCC-1 financing statements have been filed in the office of the Secretary of State of the State of Delaware reflecting (i) the transfer of the interest of MMCA in the Receivables and the proceeds thereof to the Seller and the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and (ii) the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

         (r) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters to the effect that (i) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in all "securities entitlements" (as defined in Section 8-102(a)(17) of the New York UCC) with respect to "financial assets" (as defined in Section 8-102(a)(9) of the New York UCC) now or hereafter credited to the Reserve Account or to the Yield Supplement Account (such securities entitlements, the "Securities Entitlements"), (ii) the provisions of the Control Agreement for purposes of
Article 8 of the New York UCC are effective to perfect the security interest of the Indenture Trustee in the Securities Entitlements and (iii) no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in such Securities Entitlements.

         (s) The Class A-1 Notes shall have been rated "Prime-1", "A-1+" and "F1+" by Moody's, Standard & Poor's and Fitch, respectively. The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated "Aaa", "AAA" and "AAA" by Moody's, Standard & Poor's and Fitch, respectively, the Class B Notes shall have been rated at least "Aa2", "AA" and "AA" by Moody's, Standard & Poor's and Fitch, respectively, and the Class C Notes shall have been rated at least "A2", "A" and "A" by Moody's, Standard & Poor's and Fitch, respectively.

         (t) The Representative shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.

         (u) On the Closing Date, the Certificates shall have been issued to the Seller.

         (v) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom, LLP and each other counsel for the Seller, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to any Rating Agency in connection with the rating of any Class of Notes, as if each such opinion were addressed to the Underwriters.

         The Seller will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

         The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

         7. Indemnification and Contribution.

         (a) The Seller will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that the untrue statement or omission or alleged untrue statement or omission was eliminated or remedied in the Prospectus, which Prospectus was required to be delivered by such Underwriter under the Act to such person and was not so delivered if the Seller had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the figures on the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing under the heading "Underwriting" and the information contained in the fifth paragraph under the heading "Underwriting".

         (c) Promptly after receipt by any indemnified party under this Section of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under Section 7(a) or 7(b), except to the extent the indemnifying party has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party has failed to appoint counsel satisfactory to the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters in respect of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount under this Agreement and under the Note Indemnification Agreement in excess of the amount by which the underwriting discount or commission allocable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Seller except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Seller and the Underwriters pursuant to Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Peter Chai, with a copy to Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Attention: Michelle Wilke, Esq., or, if sent to the Seller, will be mailed, delivered or sent by facsimile and confirmed to it at 6363 Katella Avenue, Cypress, California 90630-5205, Attention: Secretary/Treasurer,
Telecopy: (714) 236-1300; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

         11. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement or the Note Indemnification Agreement taken by the Representative will be binding upon all the Underwriters.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

         15. Applicable Law; Submission to Jurisdiction.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (b) The Seller hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Seller one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            MMCA AUTO RECEIVABLES TRUST II


                                            By: /s/ Hideyuki   Kitamura
                                                ---------------------------
                                                Name:  Hideyuki Kitamura
                                                Title: Secretary & Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Warren Friend
    --------------------------------
    Name:  Warren Friend
    Title: Managing Director

For itself and as Representative of
the other Underwriters named in
Schedule A hereto


                                                                                SCHEDULE A

                                             Amount of     Amount of     Amount of     Amount of
                                             Class A-1     Class A-2     Class A-3     Class A-4
Underwriters                                   Notes         Notes         Notes         Notes
----------------------------------------     ----------   -----------    -----------   -----------

Morgan Stanley & Co. Incorporated ....     $25,410,000   $77,000,000    $62,300,000  $56,402,500
Deutsche Bank Securities Inc..........       2,178,000     6,600,000      5,340,000    4,834,500
J.P. Morgan Securities Inc............       2,178,000     6,600,000      5,340,000    4,834,500
Merrill Lynch, Pierce, Fenner  & Smith
           Incorporated...............       2,178,000     6,600,000      5,340,000    4,834,500
Salomon Smith Barney Inc..............       2,178,000     6,600,000      5,340,000    4,834,500
SG Cowen Securities Corporation.......       2,178,000     6,600,000      5,340,000    4,834,500
                                           -----------  ------------    -----------  -----------
            Total                          $36,300,000  $110,000,000    $89,000,000  $80,575,000
                                           ===========  ============    ===========  ===========


                                             Amount of     Amount of
                                              Class B       Class C
Underwriters                                   Notes         Notes

Morgan Stanley & Co. Incorporated ....     $12,089,700   $17,063,200
Deutsche Bank Securities Inc..........       1,036,260     1,462,560
J.P. Morgan Securities Inc............       1,036,260     1,462,560
Merrill Lynch, Pierce, Fenner  & Smith
           Incorporated...............       1,036,260     1,462,560
Salomon Smith Barney Inc..............       1,036,260     1,462,560
SG Cowen Securities Corporation.......       1,036,260     1,462,560
                                           -----------   ------------
           Total                           $17,271,000   $24,376,000
                                           ===========   ===========
